Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Reports Second Quarter 2013 Financial Results

Warren, MI — July 25, 2013 — Universal Truckload Services, Inc. (NASDAQ: UACL) announced today it earned $0.47 per basic and diluted share in the second quarter ended June 29, 2013 on net income of $14.2 million. This compares to pro forma earnings per share of $0.39 per basic and diluted share on pro forma net income of $11.7 million, and $0.52 per basic and diluted share on reported net income of $15.7 million during the second quarter of 2012.

As reported, our income from operations increased 22.8%, to $23.6 million or 8.9% of operating revenues for the second quarter of 2013, compared to $19.2 million or 7.3% of operating revenues for the second quarter of 2012. However, after excluding certain capital markets cost incurred in the second quarter of 2012, income from operations increased 11.8%, compared to adjusted income from operations totaling $21.1 million or 8.0% of operating revenues for the second quarter of 2012.

Total operating revenues decreased slightly to $264.2 million for the thirteen weeks ended June 29, 2013, compared to $265.0 million in the second quarter of 2012. Demand for our intermodal and value-added services continued to grow in the second quarter of 2013 compared to the second quarter of 2012, however this growth was outpaced by reduced demand for transportation services. In the second quarter of 2013, intermodal services increased 15.5% and value-added services increased 15.0%, while transportation services decreased 6.3% compared to the same period last year.

“We are starting to see some traction in our transportation services in the second quarter of 2013,” stated Universal’s President, Don Cochran. “However, our load count continues to lag behind the levels we saw last year by about 9.5%. Our intermodal and value-added service categories continue to grow, and we are encouraged by the improvements we have made in our operating income. Though we continue to experience slow, tentative demand in certain markets, we remain confident in executing our long-term growth strategy and continually seek ways to improve our profitability.”

Our consolidated financial statements for all periods presented include the results of LINC Logistics Company, which we acquired in the fourth quarter of 2012. Our net income and earnings per share as reported declined. However, this was primarily due to the change in tax status of LINC. LINC was an “S” corporation for federal income tax purposes prior to October 1, 2012. As a result, our effective tax rate increased to 38.0% in the second quarter of 2013, compared to 17.7% in the second quarter of 2012.

We calculate and report selected financial metrics in connection with lending arrangements, or to isolate and exclude the impact of non-operating expenses related to our corporate development activities. These statistics are described in more detail below in the section captioned “Non-GAAP Financial Measures.” Our adjusted EBITDA increased 11.8% to $28.6 million for the thirteen weeks ended June 29, 2013, from $25.6 million for the thirteen weeks ended June 30, 2012. Expressed as a percentage of operating revenues, second quarter 2013 adjusted EBITDA was 10.8%, compared to 9.7% for the second quarter of 2012. For the second quarter of 2013, trends in adjusted EBITDA are substantially similar to trends in adjusted income from operations.

As of June 29, 2013, we held cash and cash equivalents totaling $6.2 million and marketable securities totaling $10.2 million. Outstanding debt at the end of the second quarter of 2013 totaled $128.0 million. Due to recent debt market volatility, we have suspended our previously-announced initiative to enhance the flexibility of our capital structure through a private placement of senior secured notes.

Separately, Universal Truckload Services, Inc. announced today that its Board of Directors has approved a new cash dividend policy, which anticipates a total annual dividend of $0.28 per share of common stock, payable in quarterly increments of $0.07 per share of common stock. In connection with the new policy, our Board of Directors declared a quarterly cash dividend of $0.07 per share of common stock, which is payable to shareholders of record at the close of business on August 5, 2013 and is expected to be paid on August 15, 2013. Declaration of future cash dividends, and the establishment of record and payment dates, are subject to final determination by the Board of Directors each quarter after its review of our financial condition, results of operations, capital requirements, any legal or contractual restrictions on the payment of dividends and other factors the Board of Directors deems relevant.

Conference call:

We invite you to participate in a conference call on Friday, July 26, 2013 at 10:00 a.m. Eastern Time where management will discuss second quarter 2013 financial performance. Hosting the call will be Scott Wolfe, Chief Executive Officer, Don Cochran, President, and David Crittenden, Chief Financial Officer.

To participate: Please call (877) 866-3199 (toll free) or (660) 422-4956 (toll) and provide conference ID 22187381.

To listen to an audio replay: Please call (855) 859-2056 (toll free) or (404) 537-3406 (toll) and enter conference ID 22187381, or locate the link in the investor page at: www.goutsi.com. Audio replay is available through August 26, 2013.

About Universal:

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, Mexico and Canada. We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes. We offer our customers a broad array of services across their entire supply chain, including transportation, value-added, and intermodal services. Our customized solutions and flexible business model are designed to provide us with a highly variable cost structure.

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Operating revenues:
Transportation services	$179,439	$191,431	$346,366	$376,821
Value-added services	51,181	44,494	98,951	89,752
Intermodal services	33,552	29,043	66,964	54,387

Total operating revenues	264,172	264,968	512,281	520,960

Operating expenses:
Purchased transportation and equipment rent	141,640	151,950	276,154	297,041
Direct personnel and related benefits	45,652	41,768	88,999	84,924
Commission expense	9,787	10,699	19,122	20,940
Operating expense (exclusive of items shown separately)	19,715	17,664	38,875	35,400
Occupancy expense	5,300	4,924	10,262	9,908
Selling, general and administrative	8,739	9,276	16,541	16,714
Insurance and claims	4,704	4,962	9,382	10,460
Depreciation and amortization	5,006	4,477	10,066	8,930

Total operating expenses	240,543	245,720	469,401	484,317

Income from operations	23,629	19,248	42,880	36,643
Interest expense, net	(928)	(793)	(2,030)	(1,589)
Other non-operating income	127	668	261	1,172

Income before provision for income taxes	22,828	19,123	41,111	36,226
Provision for income taxes	8,674	3,378	15,583	6,042

Net income	$14,154	$15,745	$25,528	$30,184

Earnings per common share:
Basic	$0.47	$0.52	$0.85	$1.00
Diluted	$0.47	$0.52	$0.85	$1.00

Weighted average number of common shares outstanding:
Basic	30,054	30,022	30,054	30,043
Diluted	30,196	30,022	30,196	30,043

Pre-merger dividends paid per common share:	$—	$—	$—	$1.00

Pro Forma earnings per common share - “C” corporation status:
Pro Forma provision for income taxes due to LINC Logistics Company conversion to “C” corporation	$—	$4,029	$—	$8,032
Pro Forma net income	$14,154	$11,716	$25,528	$22,152
Earnings per common share:
Basic	$0.47	$0.39	$0.85	$0.74
Diluted	$0.47	$0.39	$0.85	$0.74

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	June 29, 2013	December 31, 2012
Assets
Cash and cash equivalents	$6,177	$2,554
Marketable securities	10,249	9,962
Accounts receivable - net	127,527	118,903
Other current assets	39,187	37,719

Total current assets	183,140	169,138
Property and equipment - net	122,814	127,791
Other long-term assets - net	29,428	30,440

Total assets	$335,382	$327,369

Liabilities and shareholders’ equity
Total current liabilities	$105,929	$103,717
Total long-term liabilities	146,146	166,280

Total liabilities	252,075	269,997
Total shareholders’ equity	83,307	57,372

Total liabilities and shareholders’ equity	$335,382	$327,369

UNIVERSAL TRUCKLOAD SERVICES, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Average Headcount
Employees	3,540	2,484	3,208	2,488
Full time equivalents	1,650	1,983	1,856	1,911

Total	5,190	4,467	5,064	4,399

Average number of tractors
Provided by owner-operators	3,338	3,328	3,356	3,308
Owned	687	617	685	612
Third party lease	65	40	55	40

Total	4,090	3,985	4,096	3,960

Transportation Revenues:
Average operating revenues per loaded mile (a)	$2.75	$2.77	$2.72	$2.74
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifiable (a)	$2.36	$2.39	$2.34	$2.37
Average operating revenues per load (a)	$1,002	$994	$999	$990
Average operating revenues per load, excluding fuel surcharges, where separately identifiable (a)	$859	$857	$857	$857
Average length of haul (a) (b)	364	358	367	362
Number of loads (a)	158,274	174,919	309,315	346,118

Value Added Services:
Number of facilities (d)
Customer provided	17	13	17	13
Company leased	27	27	27	27

Total	44	40	44	40

Intermodal Revenues:
Drayage (in thousands)	$27,771	$24,476	$52,633	$45,710
Domestic Intermodal (in thousands)	3,220	1,956	9,168	3,347
Depot (in thousands)	2,561	2,611	5,163	5,330

Total (in thousands)	$33,552	$29,043	$66,964	$54,387

Average operating revenues per loaded mile (c)	$4.49	$4.53	$4.47	$4.39
Average operating revenues per loaded mile, excluding fuel surcharges, where separately identifiable (c)	$3.62	$3.65	$3.59	$3.54
Average operating revenues per load (c)	$339	$304	$330	$293
Average operating revenues per load, excluding fuel surcharges, where separately identifiable (c)	$273	$244	$264	$236
Number of loads (c)	82,000	80,580	159,657	155,843
Number of container yards	11	10	11	10

(a)	Excludes operating data from Universal Logistics Solutions, Inc., Universal Logistics Solutions International, Inc., and Central Global Express, Inc., in order to improve the relevance of the statistical data related to our brokerage services and improve the comparability to our peer companies. Also excludes final mile delivery and shuttle service loads.
(b)	Average length of haul is computed using loaded miles, excluding final mile delivery and shuttle service loads.
(c)	Excludes operating data from Universal Logistics Solutions, Inc. in order to improve the relevance of the statistical data related to our intermodal services and improve the comparability to our peer companies.
(d)	Excludes storage yards, terminals and office facilities.

Non-GAAP Financial Measures

In addition to providing consolidated financial statements based on generally accepted accounting principles in the United States of America (GAAP), we are providing additional financial measures that are not required by or prepared in accordance with GAAP (non-GAAP). We present adjusted income from operations and adjusted EBITDA as supplemental measures of our performance. We define adjusted income from operations as income from operations adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including previous costs related to LINC’s capital market activity, which was terminated in the second quarter of 2012. We define adjusted EBITDA as net income plus (i) interest expense, net, (ii) provision for income taxes and (iii) depreciation and amortization, and less other non-operating income, or EBITDA, further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, including previous costs related to LINC’s capital market activity. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating adjusted income from operations and adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of adjusted income from operations and adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, we are presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial measure to the comparable GAAP measure. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to EBITDA and adjusted EBITDA for each of the periods indicated:

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
	(in thousands)		(in thousands)
Adjusted income from operations
Income from operations	$23,629	$19,248	$42,880	$36,643
Suspended capital markets activity (a)	—	1,882	—	1,882

Adjusted income from operations	$23,629	$21,130	$42,880	$38,525

Operating margin (b)	8.9%	7.3%	8.4%	7.0%
Adjusted operating margin (b)	8.9%	8.0%	8.4%	7.4%

Adjusted EBITDA
Net income	$14,154	$15,745	$25,528	$30,184
Provision for income taxes	8,674	3,378	15,583	6,042
Interest expense, net	928	793	2,030	1,589
Depreciation and amortization	5,006	4,477	10,066	8,930
Other non-operating income	(127)	(668)	(261)	(1,172)

EBITDA	28,635	23,725	52,946	45,573
Suspended capital markets activity (a)	—	1,882	—	1,882

Adjusted EBITDA	$28,635	$25,607	$52,946	$47,455

EBITDA margin (b)	10.8%	9.0%	10.3%	8.7%
Adjusted EBITDA margin (b)	10.8%	9.7%	10.3%	9.1%
Operating revenues	264,172	264,968	512,281	520,960

(a)	Represents expenses incurred as a result of LINC’s preparations for an IPO in early 2012. When the IPO efforts were abandoned in May 2012, the costs were then taken as a charge to income.

(b)	Operating margin, adjusted operating margin, EBITDA margin, and adjusted EBITDA margin are computed by dividing income from operations, adjusted income from operations, EBITDA, and adjusted EBITDA, respectively, by total operating revenues for each of the periods indicated.

We present adjusted income from operations and adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

•	Adjusted income from operations and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted income from operations and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted income from operations and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Adjusted income from operations and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	Other companies in our industry may calculate adjusted income from operations and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations and adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted income from operations and adjusted EBITDA only supplementally.